As filed with the Securities and Exchange Commission on December 21, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Orchard Supply Hardware Stores Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4214109
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-175105 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None.	None.

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Preferred Stock, par value $0.00001 per share

(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered.

The description of the Series A Preferred Stock of Orchard Supply Hardware Stores Corporation (the “Registrant”) contained in the section captioned “Description of our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-175105) dated December 9, 2011 is incorporated herein by reference.

Item 2:	Exhibits.

1.	Form of Amended and Restated Certificate of Incorporation of Orchard Supply Hardware Stores Corporation (incorporated by reference to Exhibit 3.1(a) to amendment no. 4 to our registration statement on Form S-1 (File No. 333-175105) filed with the SEC on December 9, 2011 (our “Registration Statement”)).

2.	Form of Amended and Restated Bylaws of Orchard Supply Hardware Stores Corporation (incorporated by reference to Exhibit 3.1(b) to amendment no. 3 to our registration statement on Form S-1 (File No. 333-175105) filed with the SEC on December 5, 2011).

3.	Form of Certificate of Designation for the Series A Preferred Stock of Orchard Supply Hardware Stores Corporation (incorporated by reference to Exhibit 3.2 to our Registration Statement).

4.	Form of Second Amended and Restated Stockholders’ Agreement among ESL Investments, Inc., Edward S. Lampert, William C. Crowley, ACOF I LLC and Orchard Supply Hardware Stores Corporation (incorporated by reference to Exhibit 4.1 to our Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ORCHARD SUPPLY HARDWARE STORES CORPORATION

Date: December 21, 2011	By:	/S/ MICHAEL W. FOX
Name: Michael W. Fox
Title: Senior Vice President, General Counsel and Secretary